UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 6, 2026 (April 1, 2026)

ADAPTI, INC.

(Exact name of Registrant as Specified in Its Charter)

Nevada	000-53336	01-0884561
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2278 Monitor St.,
Dallas, Texas	85004
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (775) 375-1500

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Asset Purchase Agreement with Levelution Sports Agency, LLC

On April 1, 2026, Adapti, Inc. (the “Company”) entered into an asset purchase agreement (the “Purchase Agreement”) with Levelution Sports Agency, LLC, a Texas limited liability company (“Levelution”), pursuant to which the Company acquired substantially all of the assets of Levelution, including but not limited to accounts receivable, contracts with athletes, tangible property, intellectual property, prepaid expenses, and goodwill (the “Purchased Assets”) in exchange for the Company issuing an aggregate of 324,675 shares of its common stock, par value $0.001 per share (the “Shares”) to the members of Levelution (the “Transaction”). Of the Shares issued, 32,468 are being held in escrow by the Company for up to eighteen (18) months in order to satisfy the indemnification obligations of Levelution, to the extent any such obligations may arise under the Purchase Agreement.

The Transaction closed on April 1, 2026 (“Closing Date”). The Purchase Agreement additionally contained customary representations, warranties, covenants, and indemnifications customary for transactions of this type.

In connection with the Transaction, the Company entered into other ancillary agreements including: (i) a bill of sale (“Bill of Sale”), (ii) an assignment and assumption agreement (“Assumption Agreement”), (iii) an intellectual property assignment agreement (“IP Agreement”), (iv) a transition services agreement (“TSA”), and (v) a lock-up agreement (“Lock-Up”).

Transition Services Agreement

On the Closing Date, the Company entered into the TSA with Kirk Noles, the former president of Levelution, whereby Mr. Noles will provide ongoing transitional services for the Company with respect to the transition of the Purchased Assets for a period of six (6) months from the Closing Date for no additional consideration.

Lock-Up

As part of the Transaction, each member of Levelution receiving Shares entered into a Lock-Up prohibiting such holder from selling the Shares for a period of twelve (12) months from the Closing Date.

The foregoing summaries of each of the Purchase Agreement, Bill of Sale, Assumption Agreement, IP Agreement, TSA, and Lock-Up, are qualified in their entirety by reference to the full text of each such document, a copy of the form of each is attached hereto as Exhibits 10.01, 10.02, 10.03, 10.04, 10.05, and 10.06, respectively, and each of which is incorporated herein in its entirety by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The information set forth above in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference in its entirety.

The Shares are not registered under the Securities Act of 1933, as amended (the “Securities Act”), and were issued in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act and/or Regulation D promulgated thereunder. This current report shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state.

Item 8.01 Other Events.

The Company issued a press release announcing the Transaction on April 2, 2026. A copy of the press release is attached hereto as Exhibit 99.01 and is incorporated by reference herein.

Item 9.01 Financial Statement and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.01	Form of Asset Purchase Agreement between Adapti, Inc. and Levelution Sports Agency, LLC dated April 1, 2026
10.02	Form of Bill of Sale dated April 1, 2026
10.03	Form of Assignment and Assumption Agreement dated April 1, 2026
10.04	Form of Intellectual Property Assignment Agreement dated April 1, 2026
10.05	Form of Transition Services Agreement dated April 1, 2026
10.06	Form of Lock-Up Agreement
99.01	Press Release dated April 2, 2026 announcing the Levelution Sports Agency acquisition
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 of and Section 21E of the Exchange Act. Forward-looking statements can be identified by words such as “anticipates,” “intends,” “plans,” “seeks,” “believes,” “continues,” “could,” “estimates,” “expects,” “guidance,” “may,” “might,” “outlook,” “possibly,” “potential,” “projects,” “prospects,” “should,” “will,” “would,” and similar references to future periods, but the absence of these words does not mean that a statement is not forward-looking. Actual results may differ materially from the results anticipated in these forward-looking statements. While forward-looking statements are based on assumptions and analyses made by us that we believe to be reasonable under the circumstances, whether actual results and developments will meet our expectations and predictions depend on a number of risks and uncertainties which could cause our actual results, performance, and financial condition to differ materially from our expectations. See “Risk Factors” in our most recent periodic reports filed with the SEC for a discussion of risk factors that affect our business. Any forward-looking statement made by the Company in this Current Report on Form 8-K speaks only as of the date on which it is made. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future development, or otherwise, except as may be required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 6, 2026	Adapti, Inc.

	By:	/s/ Adam Nicosia
Adam Nicosia
Chief Executive Officer